Smith Barney Income Funds

Smith Barney Dividend and Income Fund(formerly Smith Barney
Balanced Fund)


Sub-Item 77D

Registrant incorporates by reference Registrant's Supplement dated July 30, 2003 filed on July 30, 2003.
(Accession No. 0001193125-03-026422)